Exhibit 10.2
EXECUTION COPY
INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of March 26, 2010, and entered into by and among TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation (the “Seller”), TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation, as initial Servicer (in such capacity, the “Servicer”), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent under the First Lien Receivables Purchase Agreement (as defined below) (together with its successors and assigns, the “First Lien Agent”), and WELLS FARGO BANK, N.A., in its capacity as second lien agent under the Second Lien Receivables Purchase Agreement (as defined below) (together with its successors and assigns, the “Second Lien Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
RECITALS
          WHEREAS, the Seller, the Servicer, the First Lien Purchasers, the “Co-Agents” party thereto and the First Lien Agent have entered into the Third Amended and Restated Receivables Purchase Agreement dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time, the “First Lien Receivables Purchase Agreement”);
          WHEREAS, the Seller, the Servicer, the Second Lien Purchasers and the Second Lien Agent desire to enter into the Second Lien Receivables Purchase Agreement dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time as expressly permitted under the terms of this Agreement, the “Second Lien Receivables Purchase Agreement”);
          WHEREAS, the obligations of the Seller under the First Lien Receivables Purchase Agreement and the other First Lien Transaction Documents are secured by the Collateral pursuant to the terms of the First Lien Transaction Documents;
          WHEREAS, the Seller desires to grant a junior security interest in the Collateral to secure the obligations of the Seller under the Second Lien Receivables Purchase Agreement and the other Second Lien Transaction Documents; and
          WHEREAS, in order to induce the First Lien Agent and the First Lien Claimholders to consent to the Seller incurring the Second Lien Obligations and granting a security interest to the Second Lien Agent to secure the Second Lien Obligations and to induce the First Lien Claimholders to purchase interests in the Receivables from and for the benefit of the Seller, the Second Lien Agent on behalf of the Second Lien Claimholders has agreed to the subordination, intercreditor and other provisions set forth in this Agreement;
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.

          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Affiliate” has the meaning ascribed to such term in the First Lien Receivables Purchase Agreement.
          “Amortization Event” means, as the context requires, any “Amortization Event” under the First Lien Receivables Purchase Agreement or the Second Lien Receivables Purchase Agreement.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition, adjustment of debt or the relief of debtors.
          A “Buy-out Option Trigger Event” shall occur if (i) the Facility Termination Date occurs or (ii) an Amortization Event occurs under the First Lien Receivables Purchase Agreement and the Second Lien Receivables Purchase Agreement and such Amortization Event is not waived in accordance with the First Lien Receivables Purchase Agreement on or before the date that is seven (7) Business Days following the date upon which either the First Lien Agent or the Second Lien Agent provides written notice to each other party to this Agreement that such Amortization Event has occurred and is continuing.
          “Collateral” means, collectively, all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof, as each of the foregoing capitalized terms is defined in the First Lien Receivables Purchase Agreement.
          “Collateral Sale” means (i) public or private sale or other similar disposition of Collateral pursuant to the UCC or other applicable law or (ii) transfer of Collateral in satisfaction of any indebtedness or other obligation secured thereby.
          “Collection Account” has the meaning ascribed thereto in the First Lien Receivables Purchase Agreement.
          “Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Transaction Document, that Second Lien Transaction Document in favor of the Second Lien Agent or any Second Lien Claimholder which creates a Lien on the same Collateral, granted by the Seller.
          “DIP Financing” has the meaning set forth in Section 6.1 hereof.
          “Discharge of First Lien Obligations” means, except to the extent otherwise provided herein, (a) payment in full in cash of all First Lien Obligations (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and (b) termination of all “Commitments” of the First Lien Purchasers under the First Lien Receivables Purchase Agreement and of all other commitments of the First Lien Claimholders under the First Lien Transaction Documents.
          “Facility Termination Date” has the meaning ascribed to such term in the First Lien Receivables Purchase Agreement.
          “First Lien Agent” has the meaning set forth in the Recitals hereto.
          “First Lien Capital” means “Capital” under (and as defined in) the First Lien Receivables Purchase Agreement.
          “First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation each First Lien Purchaser, the First Lien Agent, each “Funding Source” and each “Co-Agent” (as such capitalized terms are defined in the First Lien Receivables Purchase Agreement); provided that neither the Seller nor any of its Affiliates shall constitute a First Lien Claimholder.
          “First Lien Fee Letter” means that certain Tenth Amended and Restated Fee Letter, dated as of March 26, 2010, among the Seller and The Bank of Nova Scotia, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A., as Agents.
          “First Lien Obligations” means the “Aggregate Unpaids” (as defined in the First Lien Receivables Purchase Agreement) under the First Lien Transaction Documents; provided that the aggregate amount, without duplication, of all First Lien Capital under the First Lien Receivables Purchase Agreement in excess of the “Purchase Limit” under (and as defined in) the First Lien Receivables Purchase Agreement shall not constitute First Lien Obligations for purposes of this Agreement. To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of the Seller, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “First Lien Obligations” shall include all interest and fees accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Transaction Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
          “First Lien Payment Date” means each “Monthly Payment Date” as defined in the First Lien Receivables Purchase Agreement as of the date hereof.
          “First Lien Purchasers” means the “Purchasers” under (and as defined in) the First Lien Receivables Purchase Agreement; provided that neither the Seller nor any of its Affiliates shall constitute a First Lien Purchaser.

          “First Lien Receivables Purchase Agreement” has the meaning set forth in the recitals hereto.
          “First Lien Transaction Documents” means the First Lien Receivables Purchase Agreement, each other “Transaction Document” (as defined in the First Lien Receivables Purchase Agreement) and each other document or instrument executed or delivered at any time in connection therewith, including any intercreditor or joinder agreement among the First Lien Claimholders, to the extent such are effective at the relevant time, as each may be modified from time to time.
          “Insolvency or Liquidation Proceeding” means any case or other proceeding, whether voluntary or involuntary, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of the Seller, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Seller or all or substantially all of its assets, or any similar action with respect to the Seller or to which any of the Seller’s assets is subject under any Bankruptcy Law.
          “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
          “New Agent” has the meaning set forth in Section 5.5 hereof.
          “Person” has the meaning ascribed to such term in the First Lien Receivables Purchase Agreement.
          “Possession/Control Collateral” has the meaning set forth in Section 5.4 hereof.
          “Potential Amortization Event” means, as the context requires, any “Potential Amortization Event” under the First Lien Receivables Purchase Agreement or the Second Lien Receivables Purchase Agreement.
          “Receivables” has the meaning ascribed thereto in the First Lien Receivables Purchase Agreement.
          “Recovery” has the meaning set forth in Section 6.5 hereof.
          “Recourse Obligations” as the context requires, has the meaning set forth in the First Lien Receivables Purchase Agreement or the Second Lien Receivables Purchase Agreement.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure or replace, or to issue other indebtedness in exchange or replacement for, or as a refunding or repayment of, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Second Lien Agent” has the meaning set forth in the preamble hereof.

          “Second Lien Capital” means the “Capital” under (and as defined in) the Second Lien Receivables Purchase Agreement as of the date hereof.
          “Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Purchasers and the Second Lien Agent.
          “Second Lien Fee Letter” means the Fee Letter dated as of March 26, 2010, between the Seller and the Second Lien Agent.
          “Second Lien Obligations” means the “Aggregate Unpaids” (as defined in the Second Lien Receivables Purchase Agreement) under the Second Lien Transaction Documents. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of the Seller, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Transaction Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
          “Second Lien Payment Date” means any “Monthly Payment Date” as defined in the Second Lien Receivables Purchase Agreement as of the date hereof.
          “Second Lien Purchasers” means the “Purchasers” under and as defined in the Second Lien Receivables Purchase Agreement.
          “Second Lien Receivables Purchase Agreement” has the meaning set forth in the Recitals hereto.
          “Second Lien Transaction Documents” means the Second Lien Receivables Purchase Agreement, each other “Transaction Document” (as defined in the Second Lien Receivables Purchase Agreement) and each other document or instrument (including any Comparable Second Lien Collateral Document) executed or delivered at any time in connection therewith, including any intercreditor or joinder agreement among the Second Lien Claimholders, to the extent such are effective at the relevant time, as the same may be modified from time to time in a manner permitted by this Agreement.
          “Servicer” as the context requires, has the meaning set forth in the First Lien Receivables Purchase Agreement and the Second Lien Receivables Purchase Agreement, in each case, as of the date hereof.
          “Servicing Fee” as the context requires, has the meaning set forth in the First Lien Receivables Purchase Agreement and the Second Lien Receivables Purchase Agreement.

          “Settlement Date” means (a) the Business Day following receipt of each Daily Report or Weekly Report (as applicable) under the First Lien Receivables Purchase Agreement, (b) each Monthly Payment Date (as defined in the First Lien Receivables Purchase Agreement) and (c) the Business Day on which any Recourse Obligation under the First Lien Receivables Purchase Agreement or the Second Lien Receivables Purchase Agreement is not paid when due.
          “Transaction Party” means the Seller, the Servicer, each Originator and the “Performance Guarantor” (as defined in the First Lien Receivables Purchase Agreement and the Second Lien Receivables Purchase Agreement).
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 2. Lien Priorities.
          2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection, or any failure or errors with respect thereto, of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Transaction Documents or any other circumstance whatsoever, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that, in the manner set forth in this Agreement: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Claimholders or any agent or trustee therefor regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second

Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Seller or any other Person. Other than in accordance with Section 6 hereof, the First Lien Agent hereby agrees that it shall not subordinate any Lien securing any First Lien Obligations to any Lien securing any other obligation of the Seller or any other Person.
          2.2 Prohibition on Contesting Liens. Each of the Second Lien Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the Collateral or by or on behalf of any of the Second Lien Claimholders in the Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.
          2.3 No New Liens. The parties hereto agree that the Seller shall not (i) so long as the Discharge of First Lien Obligations has not occurred, grant or permit any additional Liens (other than those granted under the Second Lien Transaction Documents on the date hereof) on any asset or property to secure any Second Lien Obligation unless it has granted a senior and prior Lien on such asset or property to secure the First Lien Obligations, or (ii) grant or permit any additional Liens (other than those granted under the First Lien Transaction Documents on the date hereof) on any asset or property to secure any First Lien Obligations unless it has granted a junior and subordinate Lien on such asset or property to secure the Second Lien Obligations. Any such Lien granted in accordance with this Section 2.3 shall be subject to the provisions of Section 2.1 and 3.1. In the event that the foregoing clause (i) is not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent and/or the First Lien Claimholders, the Second Lien Agent, on behalf of the Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
          2.4 Nature of First Lien Obligations and Second Lien Obligations.
          (a) Subject to any limitations on the aggregate principal amount of obligations which may constitute First Lien Obligations set forth herein, the Second Lien Agent acknowledges that (i) the First Lien Obligations are revolving in nature, (ii) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (iii) the terms of the First Lien Obligations may be modified, extended or amended from time to time, subject to the terms hereof, and (iv) the aggregate amount of First Lien Obligations may be increased without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof.
          (b) The First Lien Agent acknowledges that (i) the Second Lien Obligations are revolving in nature, (ii) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (iii) the terms of the Second Lien Obligations may be modified extended or amended from time to time, subject to the terms hereof, and (iv) the aggregate amount of Second Lien Obligations may be increased without notice to or consent by the First Lien Claimholders and without affecting the provisions hereof.
          SECTION 3. Enforcement.
          3.1 Exercise of Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Seller: (i) the Second Lien Agent and the Second Lien Claimholders will not (x) exercise or seek to exercise any rights or remedies (including set-off) with respect to any Collateral (including, without limitation, the exercise of any right or remedy to replace any Person then acting as “Servicer” in respect of the assets of the Seller) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any First Lien Claimholder or any other exercise by the First Lien Agent or any First Lien Claimholder, of any rights or remedies relating to the Collateral under the First Lien Transaction Documents or otherwise, or (z) object to the forbearance by the First Lien Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Claimholders attach to the proceeds thereof, if any, subject to the relative priorities described in Section 2 hereof and (ii) the First Lien Agent and the First Lien Claimholders shall have the exclusive right to enforce (or refrain from enforcing) rights, exercise (or refrain from exercising) remedies (including set-off) and release, subject to Section 5.1 of this Agreement, dispose of, or make determinations with respect to the Collateral without any consultation with or the consent of the Second Lien Agent or any Second Lien Claimholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Seller, the Second Lien Agent may vote on any plan of reorganization (including, without limitation, vote to accept or reject any plan of partial or complete, liquidation, reorganization, arrangement, composition or extension), file a proof of claim, statement of interest or other filing with respect to the Second Lien Obligations and the Second Lien Transaction Documents, in accordance with and not prohibited by the terms of this Agreement, (B) the Second Lien Agent may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Obligations, including, without limitation, the priority thereof, or the rights of the First Lien Agent or any First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral, in accordance with and not prohibited by the terms of this Agreement, (C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance or avoidance of the claims or Liens of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case, in accordance with and not prohibited by the terms of this Agreement, (D) join (but not exercise control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Agent, to the extent that such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with such enforcement action by the First Lien agent, and (E) the Second Lien Claimholders shall be entitled to file and litigate any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Seller arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case, in accordance with and not prohibited by the terms of this Agreement. In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the First Lien Claimholders may enforce the provisions of the First Lien Transaction Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under any Bankruptcy Laws.
               (b) The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that, it will not take or receive any Collateral or any proceeds of Collateral, in either case, in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), Section 4.1(a) and Section 5.3. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), Section 4.1(a) and Section 5.3, the sole right of the Second Lien Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Transaction Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Transaction Documents and applicable law.
               (c) The Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, (i) agrees that the Second Lien Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Transaction Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor, subject to the proviso in clause (ii) of Section 3.1(a), or otherwise to object to the manner in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.
               (d) The Second Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Transaction Documents shall be asserted by any Second Lien Claimholder to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Transaction Documents.
               (e) If any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way takes or attempts to take any action prohibited by this Agreement or fails to take any action required by this Agreement, the First Lien Agent or the Seller may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other equitable relief, it being understood and agreed by the Second Lien Agent on behalf of the

Second Lien Claimholders that (i) the Seller’s and/or First Lien Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable and (ii) each Second Lien Claimholder waives any defense that the Seller and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.
               (f) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Seller, the First Lien Agent and the First Lien Claimholders agree that they will not effectuate any Collateral Sale during the first 45 days after the occurrence of the Amortization Date under the First Lien Receivables Purchase Agreement unless either (i) such Collateral Sale will result in the payment in full in cash of the First Lien Obligations and the Second Lien Obligations or (ii) the Second Lien Agent shall have consented thereto. If the First Lien Agent desires to arrange a Collateral Sale at any time after such 45-day period, the First Lien Agent will offer the Second Lien Claimholders the option to purchase the First Lien Obligations in accordance with the provisions of Section 9 hereof by giving the Second Lien Agent notice thereof, which the Second Lien Agent will promptly forward to each Second Lien Claimholder.
               (g) The First Lien Agent agrees that any enforcement action by the First Lien Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by the First Lien Agent in a commercially reasonable manner. The Second Lien Agent agrees that any enforcement action by the Second Lien Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by the Second Lien Agent in a commercially reasonable manner.
          3.2 Cooperation.
               (a) Subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Transaction Documents or otherwise.
               (b) If there is any First Lien Capital outstanding under the First Lien Receivables Purchase Agreement and the First Lien Agent has actual knowledge that the “Purchaser Interests” under (and as defined in) the First Lien Receivables Purchase Agreement exceed 100% for more than three (3) Business Days, the First Lien Agent shall provide prompt written notice thereof to the Second Lien Agent; provided, however, that no failure to deliver such notice shall constitute a breach by the First Lien Agent hereunder and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Lien Claimholder for such failure. In any such notice, the First Lien Agent shall notify the Second Lien Agent of what remedial steps, if any, it anticipates taking with the Seller or in respect of the Receivables in connection with such excess. Nothing in this Section 3.2(b) shall limit the reporting obligations of the Seller under any First Lien Transaction Document or any Second Lien Transaction Document.

               (c) The Second Lien Agent shall provide the First Lien Agent copies of (i) each “SLOT Reduction Notice” received by it under (and as defined in) the Second Lien Receivables Purchase Agreement, (ii) any payoff and termination notice received by it from the Seller with respect to the Second Lien Receivables Purchase Agreement and (iii) a notice of the occurrence of an Amortization Event or Potential Amortization Event under the Second Lien Receivables Purchase Agreement or any declaration of the “Amortization Date” under (and as defined in) the Second Lien Receivables Purchase Agreement delivered by it to the Seller.
               (d) The First Lien Agent shall provide the Second Lien Agent copies of (i) each “Reduction Notice” received by it under (and as defined in) the First Lien Receivables Purchase Agreement, (ii) any payoff and termination notice received by it from the Seller with respect to the First Lien Receivables Purchase Agreement and (iii) a notice of the occurrence of an Amortization Event or Potential Amortization Event under the First Lien Receivables Purchase Agreement or any declaration of the “Amortization Date” under (and as defined in) the First Lien Receivables Purchase Agreement delivered by it to the Seller.
          SECTION 4. Payments.
          4.1 Application of Proceeds; Repayments.
               (a) So long as the Discharge of First Lien Obligations has not occurred and notwithstanding anything to the contrary in this Agreement, on each Settlement Date, on any date that fees or other Recourse Obligations are due and payable to the First Lien Claimholders or the Second Lien Claimholders pursuant to the First Lien Transaction Documents or the Second Lien Transaction Documents, as applicable, and, if directed by the First Lien Agent, on each Business Day after the occurrence and during the continuance of any Amortization Event under the First Lien Receivables Purchase Agreement, the Seller shall (or instruct and direct the Servicer to, and the Servicer hereby agrees to) withdraw amounts on deposit in the Collection Account (or if the First Lien Agent shall have exercised its right to obtain exclusive control over the Collection Account, then the First Lien Agent shall disburse such amounts on deposit in the Collection Account), and pay such amounts, together with (but without duplication) (x) those additional amounts and those amounts received into the Collection Accounts that were set aside pursuant to Section 2.2 of the First Lien Receivables Purchase Agreement and Section 2.2 of the Second Lien Receivables Purchase Agreement and (y) any proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, as follows in the following order of priority :
     (i) first, to the extent then due and payable, to the payment of the aggregate accrued and unpaid Servicing Fees to the Servicer (if the Servicer is not an Affiliate of the Seller);
     (ii) second, to the payment of all fees accrued and unpaid through such date and all unreimbursed expenses of the First Lien Agent which are reimbursable pursuant to and in accordance with the terms of the First Lien Receivables Purchase Agreement;
     (iii) third, on any First Lien Payment Date, to the payment of accrued and unpaid fees under the First Lien Fee Letter and all “CP Costs” and “Yield” under (and as defined in) the First Lien Receivables Purchase Agreement which are then due and payable in accordance with the terms thereof;
     (iv) fourth, to the extent that any First Lien Capital is then due and payable, to the payment of such First Lien Capital in accordance with the terms of the First Lien Receivables Purchase Agreement;
     (v) fifth, to the extent then due and payable, pro rata, to the payment of all other First Lien Obligations accrued and unpaid under the First Lien Receivables Purchase Agreement and under the other First Lien Transaction Documents, including, without limitation, amounts payable under Article X of the First Lien Receivables Purchase Agreement in accordance with the terms of the First Lien Receivables Purchase Agreement;
     (vi) sixth, to the extent then due and payable, to the payment of all fees accrued and unpaid through such date (including, without limitation, any fees that were not paid on any prior date) and all unreimbursed expenses of the Second Lien Agent which are reimbursable pursuant to the terms of the Second Lien Transaction Documents in accordance with the terms thereof;
     (vii) seventh, on any Second Lien Payment Date, to the payment of accrued and unpaid fees under the Second Lien Fee Letter and all “Yield” under (and as defined in) the Second Lien Receivables Purchase Agreement which is then due and payable in accordance with the terms of the Second Lien Receivables Purchase Agreement;
     (viii) eighth, to the extent that any Second Lien Capital are then due and payable, to the payment of such Second Lien Capital in accordance with the terms of the Second Lien Receivables Purchase Agreement;
     (ix) ninth, to the extent then due and payable, pro rata to the payment of all other Second Lien Obligations accrued and unpaid under the Second Lien Transaction Document, including, without limitation, amounts payable under Article X of the Second Lien Receivables Purchase Agreement in accordance with the terms thereof;
     (x) tenth, to the extent then due and payable and not otherwise paid under clause first above, to the payment of the aggregate accrued and unpaid Servicing Fees to the Servicer; and
     (xi) eleventh, to be paid to the Seller.
               (b) Upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver to the Second Lien Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Agent to the Second Lien Obligations in such order as specified in the Second Lien Transaction Documents or as may be required by law.
               (c) Notwithstanding the terms of the Second Lien Transaction Documents, the Seller hereby agrees that it may not make, directly or indirectly, and Second

Lien Agent, hereby agrees that the Second Lien Purchasers will not accept, any repayment of “Aggregate SLOT Capital” under (and as defined in) the Second Lien Receivables Purchase Agreement unless the Facility Termination Date shall not have occurred and, immediately before and after giving effect to any such repayment, either (x) no Amortization Event has occurred and is continuing or (y) there is no First Lien Capital outstanding.
               (d) Notwithstanding anything herein to the contrary, the First Lien Agent (on behalf of the First Lien Claimholders) acknowledges and agrees that the Seller shall be permitted to repay, and the Second Lien Purchasers may accept a repayment of, all or any portion of the “Aggregate SLOT Capital” under (and as defined in) the Second Lien Receivables Purchase Agreement in accordance with the terms of the Second Lien Receivables Purchase Agreement if the Facility Termination Date shall not have occurred and, immediately before and after giving effect to any such reduction, (x) no Amortization Event under the First Lien Receivables Purchase Agreement has occurred and is continuing or (y) there is no First Lien Capital outstanding.
               (e) For the avoidance of doubt, the failure to make any payment under the Second Lien Transaction Documents to any Second Lien Claimholder when such payment is due (after giving effect to any applicable grace period, if any, set forth in any Second Lien Transaction Document) as a result of any provision contained in this Agreement may (to the extent provided in Section 9.1(a) thereof) constitute an “Amortization Event” under the Second Lien Transaction Documents.
          4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Agent in the same form as received for application in accordance with Section 4.1(a) hereof, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Lien Claimholders in connection with any payment over described in the prior sentence. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations. For the avoidance of doubt, the deposit of proceeds of Collateral into the Collection Account and the application of such proceeds, in each case, in accordance with Section 4.1 hereof, shall not constitute an enforcement action and the Second Lien Agent and the Second Lien Claimholders shall have no obligation to pay over to the First Lien Agent or First Lien Claimholders any payment received by the Second Lien Agent or the Second Lien Claimholders on account of the Second Lien Obligations that is paid out of any amount that, in accordance with Section 4.1 hereof, is paid to the Second Lien Agent or the Second Lien Claimholders or is otherwise permitted hereunder to be paid by or on behalf of the Seller to the Second Lien Agent or the Second Lien Claimholders notwithstanding that such amount constitutes proceeds of any Collateral.
          SECTION 5. Other Agreements.

          5.1 Releases.
               (a) If, in connection with:
               (i) the exercise of any of First Lien Agent’s rights or remedies in respect of the Collateral hereunder or under any First Lien Transaction Document (whether or not an Amortization Event has occurred and is continuing); or
               (ii) any agreement between the First Lien Agent and the Seller to release the First Lien Agent’s Lien on any portion of the Collateral upon any sale, lease, exchange, transfer or other disposition of Collateral to an unaffiliated third party or to any “Originator” (as defined in the First Lien Receivables Purchase Agreement), the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral other than in connection with the Discharge of First Lien Obligations, then, so long as the proceeds, if any, of such sale, lease, exchange, transfer or other disposition are applied as set forth in Section 4.1 hereof, the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released and the Second Lien Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Agent such termination statements, releases and other documents as the First Lien Agent or the Seller may reasonably request to effectively confirm such release.
               (b) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Claimholders (i) have released any Lien on Collateral and any such Liens are later reinstated or (ii) obtain any new senior and first priority Liens from the Seller, then the Second Lien Claimholders shall be granted (and Seller hereby grants to the Second Lien Agent) a junior and subordinate Lien on any such Collateral as the case may be which Liens shall be subject to the terms of this Agreement.
          5.2 Amendments to First Lien Transaction Documents and Second Lien Transaction Documents.
               (a) Until the Discharge of First Lien Obligations occurs, and notwithstanding anything to the contrary contained in the Second Lien Transaction Documents, neither the Second Lien Agent nor the Second Lien Claimholders shall, without the prior written consent of First Lien Agent (which consent may be conditioned or withheld in the First Lien Agent’s sole discretion), agree to any amendment, supplement or other modification to any Second Lien Transaction Documents, except for (I) those the effect of which is to (A) extend the maturity of a Second Lien Obligation, (B) decrease the maximum principal amount of the Second Lien Obligations or the rate of interest on all or any portion of the Second Lien Obligations, (C) make any termination event or covenant less restrictive as to the Seller, or (D) increase the interest rate or interest rate margins with respect to the Second Lien Obligations by no more than two hundred (200) basis points or (II) any automatic amendment, waiver or consent in accordance with Section 5.2(c) of this Agreement (it being understood that any modification described in clauses (I) and (II) above are expressly permitted hereby). The Seller agrees that the

Second Lien Receivables Purchase Agreement shall include the following language (or language to similar effect approved by the First Lien Agent):
          “Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Tenneco Automotive RSA Company, JPMorgan Chase Bank, N.A., as First Lien Agent, Wells Fargo Bank, N.A., as Second Lien Agent and certain other persons that may become party thereto from time to time.”
               (b) The First Lien Agent or any First Lien Claimholder may at any time enter into any amendment, waiver or consent in respect of any of the First Lien Transaction Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Transaction Document or changing in any manner the rights of the First Lien Agent, provided that First Lien Agent or any First Lien Claimholder shall not, so long as any Second Lien Obligation is outstanding, without the written consent of the Second Lien Agent, amend the definition of “Net Receivables Balance”, “Aggregate Reserves” or the definition of any component of either of the foregoing in a manner that materially increases the amount of funding availability for the Seller under the First Lien Receivables Purchase Agreement; provided, that nothing in this Section 5.2(b) shall limit the ability of the First Lien Purchasers to make any purchases that would cause the “Purchaser Interests” under (and as defined in) the First Lien Receivables Purchase Agreement to exceed 100% (and, except for amounts in excess of the “Purchase Limit” under (and as defined in) the First Lien Receivables Purchase Agreement, the amount of such excess shall constitute “First Lien Obligations” hereunder).
               (c) The parties hereto agree that the imposition of a default rate of interest or default fees in accordance with the terms of the First Lien Transaction Documents or the Second Lien Transaction Documents shall not be deemed to be an amendment or other modification of any such agreement for purposes of this Section 5.2.
          5.3 Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1 of this Agreement, the Second Lien Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Seller in accordance with the terms of the Second Lien Transaction Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Claimholders of the required repayments of “Capital” or “Yield” under (and as defined in) the Second Lien Documents or fees payable under the Second Lien Fee Letter so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of the rights under the Second Lien Documents in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Lien Claimholders may have with respect to the Collateral.

          5.4 Bailee for Perfection.
               (a) The First Lien Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees or custodians or depository banks or securities intermediaries, that are party to a control agreement with respect to any Collateral) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Possession/Control Collateral”) as collateral agent for the First Lien Claimholders and as gratuitous bailee and agent for perfection for the Second Lien Agent and Second Lien Claimholders (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313 of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Transaction Documents and the Second Lien Transaction Documents, subject to the terms and conditions of this Section 5.4. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Agent, the First Lien Agent agrees to hold such control over such deposit accounts as gratuitous agent for the Second Lien Agent, subject to the terms and conditions of this Section 5.4.
               (b) Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the First Lien Agent shall be entitled to deal with the Possession/Control Collateral in accordance with the terms of the First Lien Transaction Documents as if the Liens of the Second Lien Agent under the Second Lien Transaction Documents did not exist. Until the Discharge of First Lien Obligations, the rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Transaction Documents.
               (c) The First Lien Agent shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Agent or any Second Lien Claimholder to ensure that the Possession/Control Collateral is genuine or owned by the Seller or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the First Lien Agent under this Section 5.4 shall be limited solely to holding the Possession/Control Collateral as bailee in accordance with this Section 5.4 and the duties set forth in Section 5.4(e) and in so acting, the First Lien Agent shall be entitled to the benefits and protections of Article XI of the First Lien Purchase Agreement.
               (d) The First Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Transaction Documents, the Second Lien Transaction Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Agent or any Second Lien Claimholder.
               (e) Upon the Discharge of the First Lien Obligations under the First Lien Transaction Documents to which the First Lien Agent is a party, the First Lien Agent shall deliver the remaining Possession/Control Collateral (if any) together with any necessary endorsements or assignments, to the Second Lien Agent to the extent Second Lien Obligations remain outstanding, (so as to allow such Person to obtain control of such Possession/Control Collateral). The First Lien Agent agrees that, upon and after the Discharge of First Lien Obligations, (i) to the extent Second Lien Obligations remain outstanding, the First Lien Agent hereby assigns to the Second Lien Agent, without representation or warranty of any kind, all of its rights, title and interest in and to any control agreements relating to the Collateral, (ii) to the extent Second Lien Obligations remain outstanding, it hereby irrevocably directs the depositary bank or securities intermediary for such control agreement to act upon the directions of the Second Lien Agent, (iii) to the extent Second Lien Obligations remain outstanding, it will not direct any such depositary bank or securities intermediary to terminate such control agreement without the prior written consent of the Second Lien Agent and (iv) the First Lien Agent shall promptly confirm, upon the request of the Second Lien Agent or the Seller, in writing to such requesting party that this Agreement has been terminated in accordance with its terms.
          5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First Lien Obligations has occurred, or simultaneously with such occurrence, the Seller or an Affiliate of the Seller immediately thereafter enters into any Refinancing of any First Lien Transaction Document evidencing a First Lien Obligation that results in a Refinancing of substantially all of the First Lien Obligations on credit terms that provide for an advance calculation substantially similar to the terms of the First Lien Obligations (which shall require the same terms as the “Net Receivables Balance” and “Aggregate Reserves”, each as defined in the Second Lien, then, if consented to in writing by the Second Lien Agent, such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinanced First Lien Transaction Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Agent under such First Lien Transaction Documents shall be a First Lien Agent for all purposes of this Agreement. Upon its receipt of a written notice stating that the Seller or an Affiliate of the Seller has entered into a new First Lien Transaction Document (which notice shall include the identity of the new collateral agent (such agent, the “New Agent“)), if the Second Lien Agent shall have consented in writing to such new First Lien Transaction Document as provided in this Section 5.5, the Second Lien Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Seller or such New Agent shall reasonably request in order to reflect that the New Agent may exercise the rights of the First Lien Agent contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Possession/Control Collateral as may be in Second Lien Agent’s possession or control, together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Possession/Control Collateral). If the new First Lien Obligations under the new First Lien Transaction Documents are secured by assets of the Seller or an Affiliate of the Seller of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by (and Seller hereby grants to other Second Lien Agent) a second priority Lien on such assets to the same extent provided in the Second Lien Transaction Documents which Liens shall be subject to the terms hereof.
          5.6 Power of Attorney. Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent or such holder or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 4.2 and 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of Sections 4.2 and 5.1, including any endorsements or other instruments of transfer or release, in each case to the extent the Second Lien Agent failed to timely perform or execute such action, documents or instruments.
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Seller shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of cash collateral on which the First Lien Agent or any other creditor has a Lien or to permit the Seller to obtain financing, whether from the First Lien Claimholders or any other entity under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (each, a “DIP Financing”), then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing (except to the extent that such DIP Financing would otherwise cause the First Lien Obligations to exceed the amounts as set forth in Section 5.2(b)) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Agent or to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, the Second Lien Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) to the extent the Second Lien Agent’s Liens are subordinate to the First Lien Agent’s Liens set forth in this Agreement. The Second Lien Agent on behalf of the Second Lien Claimholders, agrees that it will not raise any objection or oppose a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First Lien Claimholders have consented to such sale or disposition of such assets. In addition, if any Transaction Party becomes subject to any Insolvency or Liquidation Proceeding and any applicable Transaction Party shall desire to have all or substantially all Receivables conveyed to one or more Transaction Parties in order to consummate a DIP Financing to such Transaction Party or any of its Affiliates, then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such sale so long as all First Lien Obligations and the Second Lien Obligations can be repaid in full at par with the proceeds of such sale.
          6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent.
          6.3 Adequate Protection. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other person contesting) in any Insolvency or Liquidation Proceeding of the Seller (a) any request by the First Lien Agent or the First Lien Claimholders for adequate protection or (b) any objection by the

First Lien Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or replacement liens in any post-petition assets, then the Second Lien Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral or post-petition assets, which Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) in the event the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral or replacement liens in post-petition assets, then the Second Lien Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Agent, to the extent allowed by the bankruptcy court, be granted a senior Lien on such additional collateral or post-petition assets, as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.
          6.4 No Waiver. Subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Transaction Documents or otherwise.
          6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Seller any amount (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect (and the Discharge of the First Lien Obligations shall be deemed not to have occurred) to the extent of such Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          6.6 Post-Petition Interest.
               (a) Neither the Second Lien Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Claimholder for

allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Agent’s Lien, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Claimholders on the Collateral.
               (b) Neither the First Lien Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the existence of the Lien of the First Lien Agent on behalf of the First Lien Claimholders on the Collateral).
          6.7 Waiver. The Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
          6.8 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall, for the avoidance of any doubt, be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Seller shall include the Seller as a debtor-in-possession and any receiver or trustee for the Seller in any Insolvency or Liquidation Proceeding.
          6.9 Separate Grants of Security and Separate Classification. Each of the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Agent, for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that (i) the grant of Liens pursuant to the First Lien Transaction Documents and the grant of Liens pursuant to the Second Lien Transaction Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of Section 506(b) of the Bankruptcy Code (or any similar Bankruptcy Law), are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization in an Insolvency or Liquidation Proceeding. The Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Claimholders shall not seek in any Insolvency or Liquidation Proceeding to be treated as part of the same class of creditors as the First Lien Claimholders and shall not oppose or contest any pleading by the First Lien Claimholders seeking separate classification of their respective secured claims.
          6.10 Reorganization Securities. Nothing in this Agreement shall in any way prohibit or limit the right of any Second Lien Claimholder to receive and retain any debt or equity securities that are issued by any reorganized debtor pursuant to any plan of reorganization or similar dispositive restructuring plan in connection with any Insolvency or Liquidation Proceeding. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor are secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the First Lien Obligations and on account of the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          6.11 Valuation of Collateral. In any Insolvency and Liquidation Proceeding, the First Lien Agent and First Lien Claimholders agree not to contest the characterization of the Second Lien Obligations as secured claims under Section 506(b) of the Bankruptcy Code or otherwise seek a valuation of the Collateral for the purpose of determining whether the Second Lien Obligations constitute secured claims under the Bankruptcy Code in each case for a period of 60 days following the occurrence of an Amortization Event that is not cured or waived under the First Lien Receivables Purchase Agreement.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Agent, on behalf of itself and the First Lien Claimholders under its First Lien Transaction Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Transaction Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Receivables Purchase Agreement or this Agreement. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Transaction Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Transaction Documents or this Agreement.
          7.2 No Warranties or Liability. The First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that the Second Lien Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Transaction Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective interests and extensions of credit under the Second Lien Transaction Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Transaction Documents or Second Lien Transaction Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective interests and extensions of credit under the First Lien Transaction Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent and the Second Lien Claimholders shall have no duty to the First Lien Agent or any of the First Lien Claimholders, and the First Lien Agent and the First Lien Claimholders shall have no duty to the Second Lien Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an Amortization Event or Potential Amortization Event under the First Lien Transaction Documents or the Second Lien Transaction Documents or a termination event, event of default or event of similar import under any agreements with the Seller, regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
               (a) No right of the First Lien Claimholders, the First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Transaction Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Seller or by any act or failure to act by any First Lien Claimholder or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Transaction Documents or any of the Second Lien Transaction Documents, regardless of any knowledge thereof which the First Lien Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with;
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Seller under the First Lien Transaction Documents and subject to the provisions of Section 5.2(b)), the First Lien Claimholders, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Transaction Documents and/or applicable law, without the consent of, or notice to, the Second Lien Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
               (i) subject to the terms of Section 5.2(b) hereof, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Seller, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Transaction Documents;
               (ii) upon written notice to the Second Lien Agent, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Seller to the First Lien

Claimholders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof; provided, however, that no failure to deliver notice thereof shall constitute a breach by the First Lien Agent hereunder and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Lien Claimholder for such failure;
               (iii) settle or compromise any First Lien Obligation or any other liability of the Seller or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and
               (iv) exercise or delay in or refrain from exercising any right or remedy against the Seller or any security or any other Person, elect any remedy and otherwise deal freely with the Seller or any Collateral and any security and any guarantor or any liability of the Seller to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.
               (c) The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Agent, in any case to the extent such liability or claim arises out of any and all actions which the First Lien Claimholders or the First Lien Agent may take or permit or omit to take with respect to: (i) the First Lien Transaction Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise; and
               (d) The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Claimholders and the Second Lien Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
               (a) any lack of validity or enforceability of any First Lien Transaction Documents or any Second Lien Transaction Documents;
               (b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Transaction Document or any Second Lien Transaction Document;
               (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;
               (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Seller or any Transaction Party; or
               (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Seller in respect of the First Lien Obligations (or any Transaction Party under any First Lien Transaction Document), or of the Second Lien Agent or any Second Lien Claimholder in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the First Lien Transaction Documents or the Second Lien Transaction Documents, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Agent or any Second Lien Claimholder subject to the Second Lien Transaction Documents, to extend credit and other financial accommodations and lend monies not prohibited hereby to or for the benefit of the Seller constituting First Lien Obligations in reliance hereof. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations owing to the Second Lien Claimholders under the Second Lien Receivables Purchase Agreement have been irrevocably paid in full and all commitments thereunder have been terminated if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations have been irrevocably paid in full and all commitments of the Second Lien Claimholders with respect thereto have been terminated and (ii) with respect to the First Lien Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the reinstatement of the First Lien Obligations provided for herein.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.
          8.4 Information Concerning Financial Condition of the Seller. The First Lien Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Seller and the other Transaction Parties and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. In the event the Second Lien Agent or any of the Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Agent or any First Lien Claimholder, it or they shall be under no obligation (w) to make, and the Second Lien Agent and the Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.
          8.6 Application of Payments. All payments received by the First Lien Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations in the manner provided for in Section 4.1. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE COURT OR FEDERAL COURT SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS IN ANY SUCH COURTS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
          (b) TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, AND HEREBY WAIVES, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER OR MODIFICATION SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          8.8 Notices. All demands, notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or electronic mail) and mailed, faxed, transmitted or delivered to the applicable Person at the address specified for such Person set forth Schedule A hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties given in the manner described in the following sentence. All such demands, notices and communications shall be effective upon delivery in the case of facsimile or electronic mail delivery and upon receipt in the case of U.S. mail or courier delivery.
          8.9 Further Assurances. The First Lien Agent, on behalf of itself and the First Lien Claimholders, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, and the Seller, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
          8.10 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE FIRST LIEN AGENT OR THE FIRST LIEN CLAIMHOLDERS IN THE COLLATERAL OR OF THE SECOND LIEN AGENT OR THE SECOND LIEN CLAIMHOLDERS IN THE COLLATERAL, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTION CONTEMPLATED HEREUNDER.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agent, the First Lien Claimholders, the Second Lien Agent, the Second Lien Claimholders and their respective successors and assigns.
          8.12 Specific Performance. Each of the First Lien Agent and the Second Lien Agent may demand specific performance of this Agreement. Each of the First Lien Agent, on behalf of itself and the First Lien Claimholders under its First Lien Transaction Documents, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent or the Second Lien Agent, as the case may be.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
          8.16 Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. No other Person shall have or be entitled to assert rights or benefits hereunder.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. None of the Seller, the Servicer or any other creditor thereof shall have any rights or, except as expressly provided herein, obligations hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Seller, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
          8.18 Representations and Warranties.
               (a) Each of the parties hereto hereby represents and warrants as follows to each other as of the date hereof:
               (i) it is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform this Agreement and each other First Lien Transaction Document and/or Second Lien Transaction Document, as applicable, to which it is a party and to consummate the transactions herein and therein contemplated;
               (ii) the execution, delivery and performance of this Agreement and each such other First Lien Transaction Document and/or Second Lien Transaction Document, as applicable, and the consummation of transactions herein and therein have been duly authorized by it and this Agreement and each such other First Lien Transaction Document and/or Second Lien Transaction Document, as applicable, constitute its legal, valid and binding obligation, enforceable in accordance with its terms (subject to applicable Bankruptcy Laws or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and
               (iii) the execution, delivery and performance of this Agreement and each such other First Lien Transaction Document and/or Second Lien Transaction Document, as applicable, to which it is a party, and the consummation of the transactions herein and therein do not and will not conflict with the provisions of its governing instruments and will not violate any provisions of applicable law or regulation or any order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected; and
               (b) The Second Lien Agent hereby represents and warrants as follows to the Seller and the First Lien Agent as of the date hereof:
               (i) the execution, delivery and performance of the Second Loan Documents and this Agreement are in the ordinary course of the Second Lien Agent’s business; and
               (ii) the Second Lien Agent has authority to enter into this Agreement and the Second Lien Transaction Documents without obtaining any approval or order of any applicable bankruptcy court or Person (including, without limitation, any bankruptcy trustee or creditors’ committee).
          SECTION 9. Purchase and Assumption Option
          9.1 Notice of Exercise. Upon the occurrence of a Buy-out Option Trigger Event, the Second Lien Purchasers and the Second Lien Agent shall have the option at any time upon two (2) Business Days’ prior written notice to the First Lien Agent to (x) purchase all of the First Lien Obligations from the First Lien Purchasers and the First Lien Agent and (y) assume all of the First Lien Purchasers’ and the First Lien Agent’s obligations under the First Lien Transaction Documents (including, without limitation, any “Commitments” of the First Lien Purchasers under the First Lien Receivables Purchase Agreement). Such notice from the Second Lien Purchasers and the Second Lien Agent to the First Lien Agent shall be irrevocable.
          9.2 Purchase and Sale. On the date specified by the Second Lien Purchasers and the Second Lien Agent in such notice (which shall not be less than two (2) Business Days, nor more than five (5) days, after the receipt by the First Lien Agent of the notice from the Second Lien Purchasers and the Second Lien Agent of the election to exercise such option), the First Lien Purchasers shall sell to the Second Lien Purchasers, and the Second Lien Purchasers shall purchase and assume from the First Lien Purchasers, the First Lien Obligations and all obligations of the First Lien Purchasers and the First Lien Agent under the First Lien Transaction Documents, provided that, the First Lien Purchasers and the First Lien Agent shall retain all rights to be indemnified or held harmless by the Seller for claims arising under the First Lien Transaction Documents prior to the date of such sale in accordance with the terms of the First Lien Transaction Documents.
          9.3 Payment of Purchase Price. Upon the date of such purchase and assumption, the Second Lien Purchasers shall (i) pay to the First Lien Agent on behalf of the First Lien Purchasers as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including, without limitation, principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) agree to reimburse the First Lien Agent and the First Lien Purchasers in respect of indemnification obligations of the Seller under the First Lien Transaction Documents as to matters or circumstances known to the Second Lien

Purchasers at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the First Lien Agent or any First Lien Lender, (iii) agree to indemnify and hold harmless the First Lien Agent and the First Lien Purchasers from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party as a direct result of any acts by the Second Lien Agent or the Second Lien Purchasers occurring after the date of such purchase and (iv) enter into such assignment agreements as may reasonably be requested by any First Lien Lender, the First Lien Agent or the Seller to reflect the purchase and assumption. In addition, the First Lien Agent and the Second Lien Agent will enter into one or more agreements pursuant to which the First Lien Agent would resign as the “Administrative Agent” under the First Lien Transaction Documents and the Second Lien Agent would assume the rights and obligations of the “Administrative Agent” under the First Lien Transaction Documents. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the First Lien Purchasers to the bank account designated by the First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.
          9.4 Limitation on Representations and Warranties. Such purchase pursuant to this Section 9 shall be expressly made without representation or warranty of any kind by the First Lien Agent or any First Lien Lender as to the First Lien Obligations owing to any of them or otherwise and without recourse to the First Lien Agent or any First Lien Lender.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Agent JPMORGAN CHASE BANK, N.A., as First Lien Agent,
By:
Name:
Title:

Second Lien Agent WELLS FARGO BANK, N.A., as Second Lien Agent
By:
Name:
Title:

Seller TENNECO AUTOMOTIVE RSA COMPANY, as Seller
By:
Name:
Title:

Servicer TENNECO AUTOMOTIVE OPERATING COMPANY INC., as Servicer
By:
Name:
Title:

Signature Page to
Intercreditor Agreement

SCHEDULE A
NOTICE ADDRESSES
Tenneco Automotive RSA Company
500 North Field Drive
Lake Forest, IL 60045
Attention: John E. Kunz
Phone: (847) 482-5163
Fax: (847) 482-5125
Tenneco Automotive Operating Company Inc.
500 North Field Drive
Lake Forest, IL 60045
Attention: John E. Kunz
Phone: (847) 482-5163
Fax: (847) 482-5125
JPMorgan Chase Bank, N.A.
Asset Backed Securities
Suite IL1-1729
10 South Dearborn Street
Chicago, Illinois 60603
Fax: (312) 732-1844
Wells Fargo Bank, N.A.
6 Concourse Parkway, Suite 1450
Atlanta, Georgia 30328
Attention: Eero Maki
Fax: (404) 732-0801